EXHIBIT 99.1

Chemours Announces Appointment of Mark Newman as President and Chief Executive Officer of the Company

o	Current Chief Executive Officer Mark Vergnano to become Chairman of the Board of Directors

o	Current Chairman of the Board Richard H. Brown announces planned retirement.

o	Director Dawn Farrell to become Lead Independent Director

o	All appointments to be effective July 1, 2021

WILMINGTON, Del., June 3, 2021 -- The Chemours Company (Chemours) (NYSE: CC), a global chemistry company with leading market positions in Titanium Technologies, Thermal & Specialized Solutions, Advanced Performance Materials, and Chemical Solutions, today announces a series of leadership transitions effective July 1, 2021.

Mark Newman, the company’s current Chief Operating Officer, will become President and Chief Executive Officer of Chemours, succeeding Mark Vergnano, who has served as President and Chief Executive Officer since the company’s founding in 2015. Mr. Vergnano will be retiring from the company and assume the position of non-executive Chairman of the company’s Board of Directors for the balance of 2021, assuring an effective transition of leadership to Mr. Newman. In this role he succeeds Richard H. Brown, current Chairman of the Board, who has announced his intention to retire after leading the Board of Directors for the last six years. With these changes, Dawn Farrell, who has served on the Board of Directors since the company’s founding and is a member of the Audit Committee and Compensation Committee, will become the company’s Lead Independent Director.

“I am honored and excited by the opportunity to lead Chemours,” commented Mr. Newman. “This is a tremendously strong company that is poised for continued growth. We have an unparalleled workforce of 6,500 people who are committed to responsibly meeting the demands of our changing world with our chemistry and products that enable modern life. This exciting moment would not have been possible without the hard work of our people, the collaborative relationships that we have with our customers, and the leadership of Mark Vergnano. I have worked beside Mark for the last six years, and I personally understand how significant his contributions have been. His dedicated leadership of the business and the passion with which he lives our Chemours values provide an example for all of us. I am delighted that Mark will remain part of Chemours and look forward to working with him as Board Chairman.”

“Leading Chemours and its people since the company’s founding has been an absolute honor and privilege,” said Mr. Vergnano. “I am immensely proud of what we have achieved in establishing and then transforming ourselves into the solid company we are today. As an innovator and an industry leader in a continuously changing world, there is so much more ahead for us to achieve. Building on our firm foundation, Chemours has a bright future with strong growth opportunities, and no one is better suited to lead us into this future than Mark Newman. Mark has been a true partner in everything we’ve accomplished since day one, first as Chief Financial Officer and then as Chief Operating Officer. He is an unwavering champion for our people, dedicated to meeting and exceeding the needs of our customers, and committed to upholding the values that anchor our company. I could not be more confident in Mark and look forward to continuing to work with him in my new role. I am taking the reins from Dick Brown, who has been an exemplary leader, a mentor, teacher, and a true friend. I am grateful for all he has done for me and for Chemours.”

EXHIBIT 99.1

Mr. Brown added, “It has been an honor to be part of a new company the caliber of Chemours and serve as Chairman of the Board of Directors for six years. I am very thankful for the relationships that I have formed throughout my time at the company and look forward to remaining connected to the Chemours family. As I reflect on this well thought out transition, I am confident that Mark Newman will lead the company effectively into its next phase of growth given his track record as a leader. Mark Vergnano will be a distinguished Chairman of the Board of Directors and Dawn Farrell will be an unwavering champion for investor interests as Lead Independent Director. Both Mark and Dawn will provide relentless dedication to all the company’s stakeholders.”

A video message from Mark Vergnano and Mark Newman is available on the Chemours Investor Relations website.

Mark Newman joined Chemours in 2014 as Senior Vice President and Chief Financial Officer. He was instrumental in the launch of Chemours as a stand-alone, publicly traded company and helped transform a portfolio of businesses into a focused and profitable company. In 2019, Mr. Newman was appointed Chief Operating Officer with responsibility over the company’s global commercial businesses. He oversaw the recent evolution of the former Fluoroproducts business into two reportable segments: Thermal & Specialized Solutions and Advanced Performance Materials. Throughout 2020, he also chaired the company’s Crisis Leadership Team which oversaw the company’s global response to the COVID-19 pandemic. Mr. Newman is the executive sponsor of the Chemours Diversity and Inclusion Council, the group charged with improving the company’s overall inclusion and diversity approach to talent acquisition and development, company culture, and community engagement. Prior to joining Chemours, Mr. Newman was Senior Vice President and Chief Financial Officer of SunCoke Energy, where he oversaw strategy, business development, and information technology. He also served in a number of senior operating and finance leadership roles in the United States and China, primarily with General Motors Corporation, where he began his career in 1986. Mr. Newman received his Bachelor of Applied Science degree in Mechanical Engineering from the University of Waterloo in Waterloo, Ontario, Canada, and earned his Master of Business Administration from the Richard Ivey Business School at the University of Western Ontario.

Mark Vergnano is an accessible and collaborative leader with over 40 years of experience in the chemicals sector. He began his career at DuPont in 1980 as a process engineer and held various leadership positions before being named the first President and Chief Executive Officer of Chemours prior to its establishment as an independent company in 2015. He is the past Chairman of the Board of the American Chemistry Council and Co-Chair of its Sustainability Committee. He is the past Chairman of the Board and member of the National Safety Council. Mr. Vergnano serves as Chairman of the Future of STEM Scholars Initiative which he helped to create in 2020 and is the primary benefactor of the newly formed Vergnano Institute for Inclusion at his alma mater, the University of Connecticut. He continues to serve on the Board of Directors for Johnson Controls International.

Dawn Farrell is a retired energy industry executive and the past President and CEO of TransAlta Corporation. She spent much of her 35-year career in various leadership positions with TransAlta and BC Hydro. She is a past member of the board of directors of the Business Council of Canada, the Conference Board of Canada, and Alberta Business Council.

EXHIBIT 99.1

About The Chemours Company

The Chemours Company (Chemours or the Company) (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, Advanced Performance Materials, and Chemical Solutions providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration, and air conditioning, transportation, semiconductor and consumer electronics, general industrial, mining and oil and gas.  Our flagship products include prominent brands such as Ti-Pure™, Opteon™, Freon™, Nafion™, Krytox™, Teflon™, and Viton™. In 2019, Chemours was named to Newsweek's list of America's Most Responsible Companies. The company has approximately 6,500 employees and 30 manufacturing sites serving approximately 3,300 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on Twitter @Chemours or LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. In addition, the current COVID-19 pandemic has significantly impacted the national and global economy and commodity and financial markets, which has had and we expect will continue to have a negative impact on our financial results. The full extent and impact of the pandemic is unknown and to date has included extreme volatility in financial and commodity markets, a significant slowdown in economic activity, and increased predictions of a global recession. The public and private sector response has led to significant restrictions on travel, temporary business closures, quarantines, stock market volatility, and a general reduction in consumer and commercial activity globally. Matters outside our control have affected our business and operations and may or may continue to limit travel of employees to our business units domestically and internationally, adversely affect the health and welfare of our personnel, significantly reduce the demand for our products, hinder our ability to provide goods and services to customers, cause disruptions in our supply chains, adversely affect our business partners or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and in our Annual Report on Form 10-K for the year ended December 31, 2020. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACT:

INVESTORS

Jonathan Lock

VP, Investor Relations & Corporate Development

+1.302.773.2263
investor@chemours.com

NEWS MEDIA

Thomas Sueta

Director, Corporate Communications

+1.302.773.3903

media@chemours.com